Exhibit 10.13

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made and entered into as of February 21, 2003, by and between BrightNow! Dental, Inc., a Washington corporation (the “Corporation”) and Bradley Schmidt, an individual (the “Indemnitee”), the Chief Financial Officer of the Corporation.

RECITALS

A. WHEREAS, the Indemnitee recognizes that there are potential risks and liabilities to which Indemnitee may become personally exposed as a result of performing his duties in good faith for the Corporation; and

B. WHEREAS, in order to induce capable persons such as the Indemnitee to serve or to continue to serve as officers of the Corporation, the board of directors of the Corporation has determined, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Corporation and the Indemnitee in lieu of this Agreement, that the following Agreement is in the best interests of the Corporation and its shareholders.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, the Corporation and the Indemnitee agree as follows:

1. Definitions.

(a) The term “Proceeding” shall include any threatened, pending or completed action, suite or proceeding, or any inquiry, hearing or investigation, whether brought in the name of the Corporation or otherwise and whether of a civil, criminal or administrative or investigative nature, including, but not limited to actions, suits, or proceedings brought under or predicated on the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, their respective state counterparts, or any rule or regulation promulgated under them, in which the Indemnitee may be or may have been involved as a party or otherwise by reason of the fact that the Indemnitee is or was a director or officer of the Corporation, by reason of any action taken by him or of any inaction on his part while acting as an officer, or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether or not he is serving in that capacity at the time any indemnified liability or reimbursable expenses is incurred.

(b) The term “Expenses” shall include, but shall not be limited to damages, judgments, fines, settlements and charges, costs, expenses of investigation and reasonable expenses of defense of legal actions, suits, proceedings or claims and appeals, and expenses of appeal, attachment or similar bonds. “Expenses” shall not include any judgments, fines or penalties actually levied against the Indemnitee that the Corporation is prohibited by applicable law from paying.

2. Indemnity in Third Party Proceedings. Subject to Section 7(a), the Corporation shall indemnify the Indemnitee in accordance with the provisions of this Section 2 if the Indemnitee is a party to, threatened to be made a party to, or otherwise involved in any Proceeding (other than a Proceeding by or in the name of the Corporation itself to procure a judgment in its favor), by reason of the fact that the Indemnitee is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement, or appeal of the Proceeding, provided it is determined, under Section 6 or by the court before which the action was brought, that the Indemnitee acted in good faith and in a manner that he reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, did not have reasonable cause to believe that his conduct was unlawful. The termination of any Proceeding by judgment, order of court, settlement, conviction or on a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that he reasonably believed to be in the best interests of the Corporation or, with respect to any criminal proceeding, that the Indemnitee had no reasonable cause to believe that his conduct was unlawful.

3. Indemnity in Proceedings by or in the Name of the Corporation. Subject to Section 7(a), the Corporation shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding by or in the name of the Corporation to procure a judgment in its favor by reason of the fact that the Indemnitee was or is a director of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, but only if he acted in good faith and in a manner that he reasonably believed to be in the best interests of the Corporation and its shareholders; provided, however, that no indemnification for Expenses shall be made under this Section 3 with respect to any claim, issue, or matter as to which the Indemnitee shall have been adjudged to be grossly negligent, guilty of willful misconduct, or liable to the Corporation, unless and only to the extent that any court in which the Proceeding is brought shall determine on application that, despite the adjudication of liability, in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

4. Indemnification of Expenses of Successful Party. Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue, or matter therein, including the dismissal of an action without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

5. Advances of Expenses. Expenses incurred by the Indemnitee under Sections 2 and 3 in any Proceeding shall be paid by the Corporation in advance of the determination of the

Proceeding at the written request of the Indemnitee, if the Indemnitee agrees in writing to repay that amount to the extent it is ultimately found that the Indemnitee is not entitled to indemnification. The Indemnitee’s obligation to reimburse the Corporation for expenses advanced under this Section 5 shall be unsecured and no interest shall be charged on them.

6. Right of Indemnitee to Indemnification upon Application; Procedure. Any indemnification or advance under Sections 2, 3, or 5, shall be made no later than thirty days after receipt of the Indemnitees’ written request, unless a determination is made within that 30-day period by (a) the Corporation’s board of directors by a majority vote of a quorum of the board consisting of directors who were not parties to the Proceeding; or (b) independent legal counsel in a written opinion (which counsel shall be appointed if such a quorum is not obtainable) that the Indemnitee has not met the relevant standards for indemnification set forth in Sections 2 and 3.

The right for indemnification or advances as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. The Indemnitee shall bear the burden of proving that indemnification or advances are appropriate.

The Indemnitee’s Expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any Proceeding shall also be indemnified by the Corporation.

7. Indemnification Hereunder Not Exclusive.

(a) Notwithstanding any other provision of this Agreement, the Corporation shall not indemnify the Indemnitee for any act or omission or transactions for which Indemnification is expressly prohibited by the Washington Business Corporation Act,

(b) The right to indemnification provided by this Agreement shall not be exclusive of any other rights to which the Indemnitee may be entitled under the Corporation’s Articles of Incorporation, Bylaws, any agreement, any vote of shareholders or disinterested directors, the Washington Business Corporation Act, or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such office. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Corporation’s Articles of Incorporation, Bylaws, applicable law, or this Agreement, it is the intent of the parties that the Indemnitee enjoy by this Agreement the greater benefits afforded by that change.

8. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for a portion of his Expenses actually and reasonably incurred by him in any Proceeding but not, however, for the total amount of those Expenses, the Corporation shall nevertheless indemnify the Indemnitee for the portion of those Expenses to which the Indemnitee is entitled.

9. Severability. If any provision of this Agreement or the application of any provision of it to any person or circumstance is held invalid, unenforceable, or otherwise illegal, the remainder of this Agreement and the application of the provision to other persons or circumstances shall not be affected, and the provision, so held to be invalid, unenforceable, or otherwise illegal shall be revised to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its conflict of law principles.

11. Notices. The Indemnity shall give the Corporation written notice as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to the Corporation shall be directed to Bright Now! Dental, Inc., 201 E. Sandpointe, #200, Santa Ana, CA 92707 (or at any other address or to the attention of any other person as the Corporation shall designate to the Indemnitee in writing). Notices to the Indemnitee shall be sent to the Indemnitee at the address set forth after his name on the signature page of this Agreement (or at any other address the Indemnitee shall designate to the Corporation in writing). The delay or failure to give such notice shall not affect the Indemnitee’s right to be indemnified under this Agreement, except to the extent the Corporation is actually damaged thereby.

12. Binding Effect. This Agreement shall be binding on and inure to the benefit of and be enforceable by the parties to it and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the Corporation’s business or assets or both), assigns, spouses, heirs, and personal and legal representatives.

13. Amendment of This Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties to it. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions of this Agreement, nor shall any waiver constitute a continuing waiver,

14. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of that payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure those rights, including the execution of any documents necessary to enable the Corporation effectively to bring suit to enforce those rights.

15. Limitations. The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee:

(a) to the extent that payment is actually made to the Indemnitee under a valid, enforceable and collectible insurance policy;

(b) to the extent that the Indemnitee is indemnified and actually paid otherwise than pursuant to this Agreement;

(c) if it is proved by final judgment in a court of law or other final adjudication to have been based upon or attributable to the Employee’s in fact having gained any personal profit or advantage to which he was not legally entitled; or

(d) for a disgorgement of profits made from the purchase and sale by the Indemnitee of securities pursuant to Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law.

16. Other Agreements. To the extent, the Company enters into an indemnification agreement with any other executive, officer, director, or other employee of the Company on terms and conditions which are more favorable to such executive, officer, director, or other employee (as compared to Indemnitee under this Agreement), the Company shall grant to Indemnitee the benefit of such favorable terms and conditions.

Dated: Feb 21, 2003	Corporation:

BrightNow! Dental, Inc. a Washington corporation

	By:	/s/ Steven Bilt
	Name:	Steven Bilt
	Title:	CEO

Indemnitee:

	By:	/s/ Bradley Schmidt

Bradley Schmidt

Address: 64 Foxtail Dove Canyon, CA 92679

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